EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Kingdom Ventures, Inc. (the "Company") on Form S-8 of our report dated March 19, 2004 which report includes an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2003.

/s/ Wrinkle, Gardner & Company, P.C.
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Wrinkle, Gardner & Company, P.C.

Friendswood, Texas
March 22, 2004